UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

       Date of Report (Date of earliest event reported) November 21, 2001

                            Certified Services, Inc.
               (Exact name of Registrant as specified in charter)

      Nevada                          0-31527                 88-0444079
(State or other jurisdiction      (Commission File          (IRS. Employer
  of incorporation)                   Number)           Identification Number)




          10602 Timberwood Circle, Suite #9, Louisville, Kentucky 40223
             (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (502) 339-4000

Item 2 and 5.  Acquisition or Disposition of Assets and Other Events.

         On November 21, 2001, the Company executed a Share Purchase Agreement (the "Agreement") with America's PEO Holdings, Inc., a Delaware corporation, ("PEO") and Adrienne Hopkins, Thomas Cunningham and Neal Snyder, PEO's sole shareholders (collectively, the "Shareholders") to purchase all of PEO's issued and outstanding common stock. The acquisition was also consummated on November 21, 2001. PEO is a holding company whose subsidiaries provide professional employee staffing and personnel services. PEO's subsidiaries, which are now wholly-owned by the Company, are America's PEO, Inc., Omni Financial Services, Inc., National Labor Force, Inc., National Labor Force I, Inc., American Labor Services, Inc., Western American Labor Force, Inc., Mid Atlantic Equities, Inc., Delaware Valley Properties, Inc. and Granhill Asset Management, Inc.


         Pursuant to the terms of the Agreement, the purchase price of the acquisition was $17,500,000 which consisted of $1,100,000 in cash, $4,200,000 in debt in the form of two (2) separate promissory notes and Class B Preferred Stock convertible into shares of the Company's common stock valued at $12,200,000. The Class B Preferred Stock is not convertible into common stock until the Company's shareholders have approved a reverse split of the issued and outstanding common stock on a 1 for 10 basis. In addition, the Shareholders shall receive a percentage of PEO's net profit before taxes ("NBTA") commencing in 2002. The Shareholders shall receive 25% of NBTA between $1 and $999,999, 20% of NBTA between $1,000,000 and $1,999,999, 15% of NBTA between $2,000,000 and
$2,999,999 and 10% of NBTA at or over $3,000,000. Also, if the shareholders fail to achieve a total of $8,052,000 through their sale of shares of common stock, the Company shall issue the Shareholders a number of shares equivalent to the difference between this amount and the actual sales price of the shareholders shares, based on the 15 day average closing bid of the Company's common stock



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

         Moreover, pursuant to the acquisition, the Company, PEO and the shareholders executed a Management Agreement providing for the appointment of directors to the respective boards of the Company and PEO. Pursuant to this agreement, the Company shall designate one member to the Board of Directors of PEO and each of its affiliates, each of which shall consist of three members. Further pursuant to this agreement, Paul Hopkins, PEO's Chief Executive Officer, shall designate two members to the Company's five member Board of Directors. The Management Agreement terminates upon the satisfaction of the purchase price of the shares of PEO common stock as set forth within the Share Purchase Agreement.

         In addition, the company's Board of Directors has resolved that effective December 1, 2001, the Company's principal place of business will be relocated to Louisville, Kentucky, where management is located.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits.

Certified Services, Inc. (the "Company") hereby amends its Form 8-K filed November 29, 2001, to include the Financial Statements, Pro Forma Financial Statements and Exhibits of America's PEO Holdings, Inc., by the Company acquired effective November 21, 2001. Exhibits

     99.1 Share Purchase Agreement executed November 21, 2001

     99.2 Management Agreement executed November 21, 2001

     99.3 Certified Services, Inc. and Subsidiaries unaudited Pro Forma Financial Information for the twelve month periods ended December 31, 2000 and 1999 and the nine month periods ended September 30, 2001 and 2000.

     99.4 America's PEO Holdings, Inc. Unaudited Condensed Financial Statements for the nine months ended September 30, 2001 and 2000.

     99.5 America's PEO Holdings, Inc. Audited Combined Financial Statements of America's PEO, Inc. and Affiliates for the years ended December 31, 2000 and 1999 and of Omni Financial Services, Inc. for the years ended October 31, 2000 and 1999.



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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CERTIFIED SERVICES, INC.

Dated:  January 28, 2002

                                                  By: /s/  William Keywan
                                                  -----------------------
                                                  Name: William Keywan
                                                  Title:  President


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